MARCUM

STONEFIELD

ACCOUNTANTS - ADVISORS

July 6, 2011

Securities and Exchange Commission

100 “F” Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated July 5, 2011, of Imageware Systems, Inc. and are in agreement with the statements contained in the paragraphs 2-4 on page 1 therein.

We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Marcum LLP

/s/ Steve Rapattoni

Steve Rapattoni, CPA

Partner

SR:rs

MARCUMGROUP

MEMBER

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